UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2017

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METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)

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New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 365-6700
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Gerard A. Perri joined Metropolitan Bank Holding Corp. (the "Company") and its wholly owned subsidiary, Metropolitan Commercial Bank (the "Bank"), as Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Perri, age 62, served as Executive Vice President and Chief Financial Officer of Orange Bank & Trust Company, Middletown, NY since 2012.  Mr. Perri also served as Chief Financial Officer of Fieldpoint Private Bank & Trust, Greenwich CT, during 2012, and as Executive Vice President and Chief Financial Officer of Herald National Bank, New York, NY, from 2007 to 2012.  In addition, Mr. Perri served with Metropolitan Commercial Bank from its founding in 1999 until 2006.
On December 18, 2017, the Company issued a press release regarding Mr. Perri's appointment as Executive Vice President and Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: December 18, 2017	By: /s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer